SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2003

(Issuer with respect to Securities)

REMEC, INC.

(Exact name of registrant as specified in its charter)

California	1-16541	98-3814301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3790 Via de la Valle, Suite 311, Del Mar, CA	92014
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (858) 505-3713

Not Applicable
(Former name or former address, if changed since last report)

Item	5. Other Events and Required FD Disclosure

On September 22, 2003, REMEC, Inc. issued a press release announcing the resignation of its chief financial officer, David L. Morash. The company named Thomas H. Waechter, its president and chief operating officer, to serve as interim CFO. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibit:

Exhibit No.	Description
99.1	Press release dated September 22, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 23, 2003	REMEC, INC.

	By:	/s/ DONALD J. WILKINS
Donald J. Wilkins Vice President, General Counsel and Secretary